CYANOTECH CORPORATION
                             1995 STOCK OPTION PLAN
                             ----------------------

                                   ARTICLE ONE
                                     GENERAL
                                     -------

I.      PURPOSE OF THE PLAN

        A. This 1995 Stock Option Plan ("Plan") is intended to promote the interests of Cyanotech Corporation, a Nevada corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its subsidiary corporations) and (ii) consultants and other independent contractors who provide valuable services to the Corporation (or its subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to join or remain in the service of the Corporation (or its subsidiary corporations).

        B. The Plan shall become effective immediately upon approval of the Corporations' stockholders at the 1995 Annual Stockholders Meeting to be held on August 9, 1995. Such date is hereby designated as the Effective Date of the Plan.

        C. For purposes of the various equity incentive programs in effect under the Plan, the following definitions apply:

                Board: the Corporation's Board of Directors.

                Common Stock: shares of the Corporation's common stock, par value $0.005 per share.

                Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

                (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, "1934 Act") of stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders accept; or

               (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of persons who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of

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        the  Board  members  described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                Corporate Transaction: any of the following stockholder-approved transactions to which the Corporation is a party:

                        (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                      (iii) any reverse merger in which the Corporation is the surviving entity but in which stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock are transferred to person or persons different from those who held such stock immediately prior to such merger.

                Employee: a person who performs services while in the employ of the Corporation or one or more subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                Fair Market Value: the last reported price per share of the Common Stock on the day in question on the NASDAQ Small-Cap Market, or if the Common Stock is regularly traded in some other market or on an exchange the closing selling price per share of the Common Stock on the date in question, as such price is officially quoted by a national reporting service. If there is no such reported price on the date in question, then the fair market value shall be the price on the last preceding date for which such quotation exists.

                Hostile Take-Over: a change in ownership of the Corporation through the following transaction:

                        (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                       (ii) more than fifty percent (50%) of the stock so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation who are subject to the short-swing profit restrictions of Section 16 of the 1934 Act.


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                Service:  the performance of services on a periodic basis to the
Corporation (or any subsidiary corporation) in the capacity of an Employee or an independent consultant, except to the extent otherwise specifically provided in the applicable stock option agreement.

                Take-Over Price: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offerer in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, as defined in Section IV (C) of this Article One, the Take-Over Price shall not exceed the clause (a) price per share.

        D. The following provisions shall be applicable in determining the subsidiary corporations of the Corporation:

                Each  corporation  (other  than  the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

II.      STRUCTURE OF THE PLAN

        A. Option Programs. The Plan shall be divided into two separate equity incentive programs: the Discretionary Option Grant Program specified in Article Two and the Discount Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible persons may, at the discretion of the Committee, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Discount Option Grant Program, eligible persons may elect, in accordance with the provisions of Article Three, to have a portion of their base salary reduced each year in return for options to purchase shares of Common Stock at an aggregate discountfrom the Fair Market Value of the option shares on the grant date equal to the salary reduction amount.

        B.      GENERAL   PROVISIONS.   Unless  the  context  clearly  indicates
otherwise, the provisions of Articles One and Four shall apply to the Discretionary Option Grant Program and the Discount Option Grant Program and shall accordingly govern the interests of all persons under the Plan.

III.    ADMINISTRATION OF THE PLAN

        A.      The   Plan  shall  be  administered  by  the  Stock  Option  and
Compensation Committee of the Board ("Committee") or other named Committee of the Board, subject to the requirements of 1934 Act Rule 16b-3:

                (i) The Committee of two (2) or more non-employee Board members shall be appointed by the Board to have sole and exclusive authority to administer the Discretionary Option Grant and Discount Option Grant Programs. No Board member shall be eligible to serve on the Committee if such person has, within the twelve (12)-month period immediately preceding the date he or she is to be appointed to the Committee, received an option grant or stock issuance under this Plan or any other stock option, stock

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        appreciation,  stock  bonus or other stock plan of the  Corporation  (or any subsidiary corporation), other than plans permitted by 1934 Act Rule 16b-3.

               (ii) Members of the Committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time.


        B. The Committee shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant and Discount Option Grant Programs and to make such determinations under, and issue such interpretations of, the provisions of each such program and any outstanding option grants thereunder as it may deem necessary or advisable. All decisions of the Committee within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Discount Option Grant Program under its jurisdiction or any outstanding option thereunder.

        C. Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grant under the Plan.

IV.     ELIGIBILITY

        A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Discount Option Grant Program under Article Three ("Optionees") are as follows:

                        (i) officers and other employees of the Corporation (or its subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its subsidiary corporations); and

                       (ii)     those    consultants    or   other   independent
        contractors who provide valuable services to the Corporation (or its subsidiary corporations).

        B. Non-employee Board members shall not be eligible to participate in the Discretionary Option Grant or Discount Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its subsidiary corporations), except for plans permitted by 1934 Act Rule 16b-3.

        C. The Committee shall have full authority to determine which eligible persons are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

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V.      STOCK SUBJECT TO THE PLAN

        A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 800,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V.

        B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option canceled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered in accordance with the stock appreciation right provisions of the Plan and all share issuances under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares or Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

        C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of stock issuable under and (ii) the number and/or class of stock and price per share in effect under each option outstanding under the Discretionary Option Grant or Discount Option Grant. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Committee shall be final, binding and conclusive.


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                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------

I.      TERMS AND CONDITIONS OF OPTIONS

        Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Committee and may, at the Committee's discretion, be either Incentive Options or non-qualified options. Persons who are not Employees of the Corporation may only be granted non-qualified options. Each granted option shall be evidenced by one or more instruments in the form approved by the Committee; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

        A.      Option Price.
                ------------

                1. The option price per share under this Article Two shall be fixed by the Committee in accordance with the following provisions:

                        (i) The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                       (ii) The option price per share of the Common Stock subject to a non-qualified stock option shall be in the amount determined by the Committee at the time of grant and may be less than, equal to or more than the Fair Market Value of such Common Stock on the grant date.

                2. The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below;

                        (i) full payment in cash or check made payable to the Corporation's order:

                       (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is hereinafter defined in subparagraph 2);

                      (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                       (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient

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        funds  to cover the  aggregate  option price  payable for the  purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

        B.      Term and Exercise of Options.
                ----------------------------

                Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Committee and set forth in the instrument evidencing such option. No granted option shall, however, have a maximum term in excess of ten (10) years. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employment Retirement Income Security Act, or the rules thereunder. Notwithstanding the provisions of the preceding sentence, at the discretion of the Committee, the instrument evidencing an option may permit the transferability of such option by the Optionee solely to members of the Optionee's immediate family or a trust or partnership for the benefit of the Optionee or such persons, in which case such option shall be exercisable by such transferee.

        C.      Termination of Service.
                ----------------------

                1. In the event the Optionee should cease Service while holding one or more options under this Article Two, then each such option shall not remain exercisable beyond the limited post-Service exercise period specified by the Committee in the instrument evidencing the grant, unless the Committee otherwise extends such period in accordance with subparagraph C.5 below.

                2. During the post-Service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding. However, each option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any option shares for which such option is not otherwise at the time exercisable.

                3. Should the optionee die while holding one or more outstanding options under this Article Two, then each such option may be exercised, subject to the limitations of subparagraph 2 above, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution.


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                4.      Should (i) the  Optionee's  Service  be  terminated  for
misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized
use  or  disclosure  of  confidential   information  or  trade  secrets  of  the
Corporation or its subsidiaries, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

                5. The Committee shall have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period specified in the instrument evidencing such grant to such greater period of time as the Committee shall deem appropriate under the circumstances. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

                6. The Committee shall have complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted under this Article Two to be exercised not only for the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

        D.      Stockholder Rights.
                ------------------

                An Optionee has none of the rights of a stockholder with respect to any option shares until such person has exercised the option and paid the option price for the purchased shares.


II.     INCENTIVE OPTIONS

        The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to persons who are Employees of the Corporation. Options which are specifically designated as "non-qualified" options when issued under the Plan shall not be subject to such terms and conditions.

         A. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date of dates of grant of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable one hundred thousand dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a non-qualified option under the Federal tax laws.

        B. 10% STOCKHOLDER. If any person to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or

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more  of the  total  combined  voting  power  of all  classes  of  stock  of the corporation or any one of its subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (4) years, measured from the grant date.

        Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.


III.    CORPORATE TRANSACTIONS / CHANGES IN CONTROL

        A. Each option which is outstanding under this Article Two at the time of a Corporate Transaction shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same exercise schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Committee, at the time of the option grant. The determination of option comparability under clause (i) above shall be final, binding and conclusive. The Committee shall also have full power and authority to grant options under the Plan which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the Optionee's Service, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

        B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

        C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of stock which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option price payable per share, provided the aggregate option price payable for such stock shall remain the same. In addition, the class and number of stock available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

        D. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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

        E. The Committee shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of the Change in Control. The Committee shall also have full power and authority to condition any such option acceleration upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

        F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term or the surrender of such option in accordance with Section V of this Article Two.

        G. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two.

IV.     CANCELLATION AND REGRANT OF OPTIONS

        The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share based upon the Fair Market Value of the Common Stock on the new grant date.

V.      STOCK APPRECIATION RIGHTS

        A. One or more Optionees may be granted the right, exercisable upon such terms and conditions as the Committee may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares for which the option is at the time exercisable (or surrendered portion thereof) over (ii) the aggregate option price payable for such shares.

        B. No such option surrender shall be effective unless it is approved by the Committee. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

        C. If the surrender of an option is rejected by the Committee, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

        D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Discretionary Option Grant Program. Upon the

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

occurrence of a Hostile Take-Over, each such officer holding one or more options with such a limited stock appreciation right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable. In return for the surrendered option, the officer shall be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be paid within five (5) days following the option surrender date. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The balance of the option (if any) shall continue in full force and effect in accordance with the instrument evidencing such grant.

                                  ARTICLE THREE

                          DISCOUNT OPTION GRANT PROGRAM
                          -----------------------------

I.      ELIGIBILITY

        The Committee shall have authority to select, prior to the start of each calendar year, the particular key employees who will be eligible for participation in the Discount Option Grant Program for the calendar year. In order to become an actual participant for a particular calendar year, each selected person must, prior to the start of that calendar year, file with the Committee (or its designate) an irrevocable authorization pursuant to which the Corporation is to reduce his or her base salary for that calendar year by a designated multiple of five percent (5%).

        The Committee shall review the filed authorizations and determine whether to approve, in whole or in part, one or more of these authorizations. To the extent the Committee approves one or more such authorizations, the participants who filed those authorizations shall be granted options under this Article Three option program. To the extent one or more authorizations are not approved by the Committee, those authorizations shall have no force or effect and no discounted options shall be granted with respect to the unapproved salary reductions.

        To the extent options are granted under the Discount Option Grant Program, such options shall be non-qualified options evidenced by instruments in such form as the Committee shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below.

II.     TERMS AND CONDITIONS OF OPTION

        A.      Option Price.
                ------------

                1. The option price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the grant date.

                2. The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified in Section I(A)(2) of Article Two.

        B.      Number of Option Shares.
                -----------------------

                1. The number of shares of Common Stock for which each grant under this Article Three is to be made to a selected Optionee shall be determined pursuant to the following formula:
                X = A / (B x 66-2/3%)

where           X is the number of option shares,

                A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

                B is the Fair Market Value per share of Common Stock on the date of the grant.

        C.      Term and Exercise of Options.
                ----------------------------

                1. Each option shall have a maximum term of ten (10) years measured from the grant date. Provided the Optionee continues in Service, the option shall become exercisable for (A) fifty percent (50%) of the option shares on last day of June next following the grant date and (B) for the balance of the option shares in a series of six (6) successive equal monthly installments on the last day of each of the next six (6) calendar months.

                2. During the Optionee's lifetime, the option, shall be exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option by will or by the laws of descent and distribution following the Optionee's death, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employment Retirement Income Security Act, or the rules thereunder.


        D.      Effect of Termination of Service.
                --------------------------------

                1. Should an Optionee cease Service for any reason after one or more of his outstanding options under this Article Three have become exercisable in whole or in part, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable on the date of such cessation of Service, until the expiration of the ten (10)-year option term or its sooner termination, under Section F(1) of this Article Three. Following the Optionee's death, each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's death, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, but any such exercise must be effected prior to the expiration or sooner termination of the option term.

                2. Should the Optionee die before one or more of his outstanding options under this Article Three become exercisable for any of the option shares, then the personal representative of the Optionee's estate or the person or persons to whom such options are transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall nevertheless have the right to exercise each such option for up to that number of option shares equal to (A) one-twelfth (1/12) of the total number of option shares multiplied by (B) the number of full calendar months which will have elapsed between the first day of the calendar year for which the option is granted and the last day of the calendar month during which the Optionee ceases Service. Such exercise must occur prior to the specified expiration date of the option term or (if earlier) the first anniversary of the date of the Optionee's death. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable. Each such option shall, with respect to the balance of the option shares for which it is not exercisable at the time of the Optionee's cessation of Service, terminate immediately upon such cessation of Service and shall cease to be outstanding with respect to those option shares.

                3. Should the Optionee become permanently disabled (as determined in accordance with Section 22(e) of the Internal Revenue Code) and cease by reason thereof to remain in Service before one or more of his outstanding options under this Article Three become exercisable for any of the option shares, then the Optionee shall nevertheless have the right to exercise each such option for up to that number of option shares equal to (A) one-twelfth (1/12) of the total number of option shares multiplied by (B) the number of full calendar months which will have elapsed between the first day of the calendar year for which the option is granted and the last day of the calendar month during which the Optionee ceases Service. Each such exercise must, however, be effected prior to the expiration of the ten (10)-year option term or its sooner termination under Section F(1) of this Article Three. The option shall, with respect to the balance of the option shares for which it is not exercisable at the time of the Optionee's cessation of Service, terminate immediately upon such cessation of Service and shall cease to be outstanding with respect to those option shares.

                4. Except to the limited extent specifically provided in subparagraphs 2 and 3 above, should the Optionee cease for any reason to remain in Service before one or more of his outstanding options under this Article
Three become exercisable for any of the option shares, then each such non-exercisable option shall immediately terminate upon such cessation of Service and cease to be outstanding.

        E. STOCKHOLDER RIGHTS. The Optionee shall have none of the rights of a stockholder with respect to any option shares until such person shall have exercised the option and paid the option price for those shares.

        F.      Corporate Transaction / Change in Control.
                -----------------------------------------

                1. Should any Corporate Transaction occur while the Optionee remains in Service, then each outstanding option held by such Optionee under this Article Three shall become exercisable, immediately prior to the specified effective date of such Corporate Transaction, for all of the shares at the time subject to such option and may be exercised for any or all of such shares. Upon the consummation of the Corporate Transaction, each such option shall terminate unless assumed by the successor corporation or parent thereof.

                2. Should a Change in Control occur while the Optionee is still in Service, then each outstanding option held by such Optionee under this Article Three shall, immediately prior to the effective date of such Change in Control, become exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term.

                3. The grant of options under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE FOUR

                                  MISCELLANEOUS
                                  -------------

I.      LOANS OR INSTALLMENT PAYMENTS

        A. The Committee may assist any Optionee (including any officer) in the exercise of one or more outstanding options under the Discretionary Option Grant or Discount Option Grant Program by (a) authorizing the extension of a loan to such Optionee from the Corporation or (b) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Loans and installment payments may be granted without security or collateral, but the maximum credit available per person shall not exceed the sum of (i) the aggregate option price of the purchased shares plus (ii) any Federal, State and local income tax and employment tax liabilities incurred by the person in connection with the exercise of the option or the acquisition of the shares.

        B. The Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Committee may deem appropriate.

II.     AMENDMENT OF THE PLAN AND AWARDS

        A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any equity incentive program hereunder) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment.
In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section V(C) of Article One, (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to Optionees.

        B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and the Discount Option Grant Programs which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant or the Discount Option Grant Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III.    TAX WITHHOLDING

        A. The Corporation's obligation to deliver shares of Common Stock upon exercise of stock options or the vesting of shares acquire upon exercise of such options under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

        B. The Committee may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Committee may from time to time adopt (including the applicable safe-harbor provisions of 1934 Act Rule 16b-3), provide any or all holders of non-qualified options or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

                        (i) Stock Withholding: The holder of the non-qualified option may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-qualified option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (up to one hundred (100%)) specified by such holder.

                       (ii) Stock Delivery: The Committee may, in its discretion, provide the holder of the non-qualified option with the election to deliver to the Corporation, at the time the non-qualified option is exercised, one or more shares of Common Stock already held by such person with an aggregate Fair Market Value (100%) as specified by such person) of the Taxes incurred in connection with such option exercise.


IV.     EFFECTIVE DATE AND TERM OF PLAN

        A. This Plan shall become effective on August 9, 1995, immediately upon approval by the Corporation's stockholders at the 1995 Annual Meeting.

        B. The Plan shall terminate upon the earlier of (i) August 8, 2005 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise of options or stock appreciation rights granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

V.      USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

VI.     REGULATORY APPROVALS

        A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

        B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed.

VII.    NO EMPLOYMENT/SERVICE RIGHTS

        Neither the action of the Corporation in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan shall be construed so as to grant any person the right to remain in the employ or service of the Corporation (or any subsidiary corporation) for any period of specific duration, and the Corporation (or any subsidiary corporation retaining the services of such person) may terminate such person's employment or service at any time and for any reason, with or without cause.

VIII.   MISCELLANEOUS PROVISIONS

        A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee, except as specifically provided in the Plan.

        B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Hawaii, as such laws are applied to contracts entered into.

        C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.